Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Varvara Alva	Steve Nolan
312-517-6460	312-517-6074
ir@gogoair.com	pr@gogoair.com

Gogo Inc. Announces Pricing of $100 Million Senior Secured Notes Offering

Chicago, IL, September 20, 2017 – Gogo Inc. (“Gogo”) (NASDAQ:GOGO) announced the pricing of the previously announced private offering of $100 million aggregate principal amount of additional 12.500% senior secured notes due 2022 (the “Additional Notes”) to be issued by its direct wholly owned subsidiary, Gogo Intermediate Holdings LLC (the “Issuer”), and its indirect wholly owned subsidiary, Gogo Finance Co. Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”). The principal amount of the Additional Notes is $100 million and the Additional Notes will be issued a price equal to 113% of their face value plus accrued interest from July 1, 2017 to the closing date. The offering is expected to close on September 25, 2017, subject to customary closing conditions. The Issuers’ previously issued 12.500% Senior Secured Notes due 2022 in an aggregate principal amount of $525 million on June 14, 2016 and in an aggregate principal amount of $65 million on January 3, 2017 (collectively, the “Previously Issued Notes”). The Additional Notes and the Previously Issued Notes will be treated as the same series for all purposes under the indenture and collateral agreements, each as amended and supplemented, that govern the Initial Notes and will govern the Additional Notes. The Additional Notes will be guaranteed on a senior secured basis by Gogo and all of the existing and future domestic restricted subsidiaries of the Issuer (other than the Co-Issuer), subject to certain exceptions (the “Guarantors”). The Additional Notes and the related guarantees will be secured by first priority liens on substantially all of the Issuers’ and the Guarantors’ assets, including pledged equity interests of the Issuers and the Guarantors.

The Issuer intends to use the net proceeds from the sale of the Additional Notes to accelerate the commercial rollout of Gogo’s next generation global satellite solution, 2Ku, for working capital and other general corporate purposes.

The Additional Notes and the guarantees will be offered in a private offering exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes and the guarantees will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Additional Notes and the guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995 regarding Gogo’s financing plans, including statements related to the Issuers’ offering of the Additional Notes and intended use of net proceeds of the offering, that are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to whether the Issuers will consummate the offering of the Additional Notes on the expected terms, or at all, market and other general economic conditions, whether the Issuers and the Guarantors will be able to satisfy the conditions required to close any sale of the Additional Notes, and the fact that Gogo’s management will have broad discretion in the use of the proceeds from any sale of the Additional Notes. Forward-looking statements represent the beliefs and assumptions of Gogo only as of the date of this press release and Gogo undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events or otherwise. As such, Gogo’s future results may vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this press release, possibly to a material degree. For a discussion of some of the important factors that could cause Gogo’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this press release, investors should refer to the disclosure contained under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Gogo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.